Exhibit 16.1


                                                           SF Partnership, LLP
                                                           Chartered Accountants




November 9, 2007

PRIVATE & CONFIDENTIAL

United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549
U.S.A

Dear Sir/Madam:

RE: LOGICA HOLDINGS, INC. - COMMISSION FILE NO. 0-50621

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated November 9, 2007, captioned "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT" and that we agree with the statements made therein as they relate to us. We have no basis to agree or disagree with other statements made under Item 4.01.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours truly,

SF Partnership, LLP



/s/ Eugene Aceti
----------------
    Eugene Aceti